SECOND AMENDMENT

THIS SECOND AMENDMENT (the "**Amendment**") is made and entered into as of April 7, 2017, by and between **WILSON OAKMEAD WEST, LLC, a Delaware limited liability company** ("**Landlord**"), and **TRIMBLE, INC., a Delaware corporation** ("**Tenant**").

RECITALS

A. Landlord (as successor in interest to as successor in interest to Carr NP Properties, L.L.C., a Delaware limited liability company) and Tenant (as successor in interest by merger to Trimble Navigation Limited, a California corporation) are parties to that certain lease dated October 14, 2010 (the "**Original Lease**"), which Original Lease has been previously amended by that certain First Amendment dated as of May 26, 2015 (collectively, the "**Lease**"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately **30,354** rentable square feet (the "**Premises**") comprised of: (i) approximately **23,296** rentable square feet (the "**Suite 100 Premises**") described as Suite 100 on the first floor of the building located at 945 Stewart Drive, Sunnyvale, California (the "**Building**"); and (ii) approximately **7,058** rentable square feet (the "**Suite 150 Premises**") described as Suite 150 of the Building. The Building is part of the project commonly known as Oakmead West (the "**Project**").

B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. <u>**Amendment.**</u> Effective as of the date hereof, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1 **Tenant Identity.** Tenant hereby represents and warrants to Landlord that pursuant to that certain Agreement of Merger (the "**Merger Agreement**") and the Certificate of Merger dated September 30, 2016 (the "**Merger Certificate**"), Tenant has by operation of law or otherwise, acquired all of the ownership interest of Trimble Navigation Limited, a California corporation ("**Original Tenant**"), effective as of October 1, 2016 (the "**Transfer Effective Date**") and, as of the Transfer Effective Date, Tenant is deemed the tenant under the Lease, as amended hereby, subject to all the terms and provisions of the Lease, as amended hereby, and (ii) neither Original Tenant, nor any successors in interest to Original Tenant's interest under the Lease (other than Tenant) has retained any interest under the Lease, because each such entity, whether pursuant to the Merger Agreement, by operation of law or otherwise, has assigned all of its right, title and interest under the Lease to its respective successor in interest, and no party, other than Tenant, has any right, title or interest in the Lease as a tenant thereunder. Tenant hereby ratifies and confirms the Lease, and agrees that it is bound by all terms and provisions of the Lease, as amended hereby, affecting the tenant thereunder. Tenant hereby agrees to indemnify and hold Landlord and the Landlord Parties harmless from any costs or liability (including, without limitation, reasonable attorneys fees) arising as a result of a breach of the foregoing representations.

1.2 **Suite 100 Acceleration Option.**

1.2.1 Tenant shall have the right to accelerate the Extended Termination Date ("**Suite 100 Acceleration Option**"), solely with respect to the entire Suite 100 Premises only, from December 31, 2017 to the date (the "**Suite 100 Accelerated Extended Termination Date**") specified in Tenant's Suite 100 Acceleration Notice (defined below), if: (i) there is no default by Tenant under the Lease, as amended hereby, at the date Tenant provides Landlord with a Suite 100 Acceleration Notice (hereinafter defined); and (ii) no part of the Suite 100 Premises is sublet for a term extending past the Suite 100 Accelerated Extended Termination Date; and (iii) the Lease, as amended hereby, has not been assigned; and (iv) Landlord receives notice of acceleration ("**Suite 100 Acceleration Notice**") advising Landlord that Tenant has vacated the Suite 100 Premises and which Suite 100 Acceleration Notice shall specify the Suite 100 Accelerated Extended Termination Date (which shall not be prior to the date that Tenant has vacated the Suite 100 Premises); and (v) Landlord receives the Suite 100 Acceleration Fee (defined in Section 1.2.2 below) together with the Suite 100 Acceleration Notice.

1.2.2 If Tenant exercises its Suite 100 Acceleration Option, concurrent with Tenant's delivery to Landlord of Tenant's Suite 100 Acceleration Notice, Tenant shall pay to Landlord either the sum of: (i) $165,145.46 if the Suite 100 Accelerated Extended Termination Date is on or prior to September 30, 2017, or (ii) $168,523.38 if the Suite 100 Accelerated Extended Termination Date is October 1, 2017 or later (the "**Suite 100 Acceleration Fee**"), as a fee in connection with the acceleration of the Extended Termination Date with respect to the Suite 100 Premises and not as a penalty. Tenant shall remain liable for all Base Rent, Operating Cost Share Rent and Tax Share Rent and all other sums applicable to the Suite 100 Premises due under the Lease, as amended hereby, up to and including the Suite 100 Accelerated Extended Termination Date even though billings for such may occur subsequent to the Suite 100 Accelerated Extended Termination Date.

1.2.3 On or prior to the Suite 100 Accelerated Extended Termination Date, Tenant shall completely vacate and surrender the Suite 100 Premises to Landlord in accordance with the terms of the Lease, as amended hereby. Without limitation, Tenant shall leave the Suite 100 Premises in a broom-clean condition and free of all movable furniture, equipment and other personal property and shall deliver the keys to the Suite 100 Premises to Landlord or Landlord's designee. If Tenant shall holdover in the Suite 100 Premises beyond Suite 100 Accelerated Extended Termination Date (including, without limitation, any failure by Tenant to remove all of its movable furniture, equipment and other personal property from the Suite 100 Premises and/or deliver the keys to the Suite 100 Premises to Landlord and or Landlord's designee), such holding over shall be governed by the terms of Article 15 of the Original Lease.

1.2.4 If Tenant exercises the Suite 100 Acceleration Option, the Lease shall be terminated with respect to the Suite 100 Premises only, and such termination shall in no manner affect the Suite 150 Premises and the Lease shall continue in

full force and effect with respect to the Suite 150 Premises (subject to the Suite 150 Acceleration Option as defined in Section 1.3.1 below).

1.2.5 As of the date Tenant provides Landlord with a Suite 100 Acceleration Notice, any unexercised rights or options of Tenant to renew the Extended Term or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

1.3 **Suite 150 Acceleration Option.**

1.3.1 Tenant shall have the right to accelerate the Extended Termination Date ("**Suite 150 Acceleration Option**"), solely with respect to the entire Suite 150 Premises only, from December 31, 2017 to the date (the "**Suite 150 Accelerated Extended Termination Date**") specified in Tenant's Suite 150 Acceleration Notice (defined below), if: (i) there is no default by Tenant under the Lease, as amended hereby, at the date Tenant provides Landlord with a Suite 150 Acceleration Notice (hereinafter defined); and (ii) no part of the Suite 150 Premises is sublet for a term extending past the Suite 150 Accelerated Extended Termination Date; and (iii) the Lease, as amended hereby, has not been assigned; and (iv) Landlord receives notice of acceleration ("**Suite 150 Acceleration Notice**") advising Landlord that Tenant has vacated the Suite 150 Premises and which Suite 150 Acceleration Notice shall specify the Suite 150 Accelerated Extended Termination Date (which shall not be prior to the date that Tenant has vacated the Suite 150 Premises); and (v) Landlord receives the Suite 150 Acceleration Fee (defined in Section 1.3.2 below) together with the Suite 150 Acceleration Notice.

1.3.2 If Tenant exercises its Suite 150 Acceleration Option, concurrent with Tenant's delivery to Landlord of Tenant's Suite 150 Acceleration Notice, Tenant shall pay to Landlord either the sum of: (i) $50,032.48 if the Suite 150 Accelerated Extended Termination Date is on or prior to September 30, 2017, or (ii) $51,055.90 if the Suite 150 Accelerated Extended Termination Date is October 1, 2017 or later (the "**Suite 150 Acceleration Fee**"), as a fee in connection with the acceleration of the Extended Termination Date with respect to the Suite 150 Premises and not as a penalty. Tenant shall remain liable for all Base Rent, Operating Cost Share Rent and Tax Share Rent and all other sums applicable to the Suite 150 Premises due under the Lease, as amended hereby, up to and including the Suite 150 Accelerated Extended Termination Date even though billings for such may occur subsequent to the Suite 150 Accelerated Extended Termination Date.

1.3.3 On or prior to the Suite 150 Accelerated Extended Termination Date, Tenant shall completely vacate and surrender the Suite 150 Premises to Landlord in accordance with the terms of the Lease, as amended hereby. Without limitation, Tenant shall leave the Suite 150 Premises in a broom-clean condition and free of all movable furniture, equipment and other personal property and shall deliver

the keys to the Suite 150 Premises to Landlord or Landlord's designee. If Tenant shall holdover in the Suite 150 Premises beyond Suite 150 Accelerated Extended Termination Date (including, without limitation, any failure by Tenant to remove all of its movable furniture, equipment and other personal property from the Suite 150 Premises and/or deliver the keys to the Suite 150 Premises to Landlord and or Landlord's designee), such holding over shall be governed by the terms of Article 15 of the Original Lease.

1.3.4 If Tenant exercises the Suite 150 Acceleration Option, the Lease shall be terminated with respect to the Suite 150 Premises only, and such termination shall in no manner affect the Suite 100 Premises and the Lease shall continue in full force and effect with respect to the Suite 100 Premises (subject to the Suite 100 Acceleration Option as defined in Section 1.2.1 above).

1.3.5 As of the date Tenant provides Landlord with a Suite 150 Acceleration Notice, any unexercised rights or options of Tenant to renew the Extended Term or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

1.4 **Deletion.** Articles 31 (Option to Extend) and 33 (Right of First Offer) of the Original Lease are each hereby deleted in their entirety and of no further force and effect.

2. <u>**Miscellaneous.**</u>

2.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

2.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.3 Tenant shall reasonably comply with Landlord's recycling policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all laws regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord's

recycling policy, and to require Tenant to arrange for such collection at Tenant's cost, utilizing a contractor reasonably satisfactory to Landlord.

2.4 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.5 Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than Colliers International and Cresa. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, managers, investors, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "**Landlord Related Parties**") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

2.6 Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("**OFAC**"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Extended Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

2.7 Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a "Certified Access Specialist" ("**CASp**") to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the "**Inspection**"), such Inspection shall be (a) performed at Tenant's sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes

the disruption of business activities in the Building, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the "**Report**"), (ii) keep the information contained in the Report confidential, except to the extent required by Governmental Requirements, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal Governmental Requirements, as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with applicable Governmental Requirements or accessibility requirements (the "**Access Improvements**"). Tenant shall be solely responsible for the cost of Access Improvements to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by Governmental Requirements, which Access Improvements may, at Landlord's option, be performed in whole or in part by Landlord at Tenant's expense, payable as Additional Rent within ten (10) days following Landlord's demand.

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2.8 Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:

WILSON OAKMEAD WEST, LLC,
a Delaware limited liability company

By: RREEF America L.L.C.,
a Delaware limited liability company,
its Investment Manager

By: [signature]

Name: Andy Martin

Title: Vice President

Dated: 5/18/17, 2017

TENANT:

TRIMBLE, INC.,
a Delaware corporation

By: [signature]

Name: JOHN E HUEY

Title: VICE PRESIDENT

Dated: MAY 17, 2017